EXHIBIT 10 (a)

             WRITTEN CONSENT OF JORDEN BURT BERENSON & JOHNSON, LLP


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                                    March 27, 1998




Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111


Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 2-89550) filed today by Great-West Life & Annuity Insurance Company and FutureFunds Series Account with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                Very truly yours,

             /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

               Jorden Burt Boros Cicchetti Berenson & Johnson LLP